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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

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                                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                                           INCORPORATION
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
RH Holding Company, Inc.                                                  California
LegalTeam, Inc.                                                           California
Robert Half Licensing, Inc.                                               California
Robert Half of California, Inc.                                           California
Robert Half of Texas G.P. Ltd.                                            Delaware
XYZ-II, Inc.                                                              Delaware
Robert Half Incorporated                                                  Florida
R-H International Advertising Fund, Inc.                                  Florida
OfficeTeam Inc.                                                           Louisiana
Robert Half Corporation                                                   Nevada
Robert Half Nevada Staff, Inc.                                            Nevada
R-H Franchises Western Hemisphere, Inc.                                   New York
Robert Half of Philadelphia, Inc.                                         Pennsylvania
RHT, L.P. (a limited partnership)                                         Texas
Fontaine Archer Van de Voorde S.A./N.V.                                   Belgium
S.A. Robert Half N.V.                                                     Belgium
Accountemps S.A./N.V.                                                     Belgium
Robert Half Canada Inc.                                                   Canada
Norman Parsons S.A. (96% owned)                                           France
Accountemps S.A.R.L.                                                      France
Robert Half S.A.                                                          France
Robert Half Limited                                                       United Kingdom
Robert Half Personnel (Midlands) Limited                                  United Kingdom
Envaward Limited                                                          United Kingdom
Hatlon Limited                                                            United Kingdom
Smiths Recruitment Limited                                                United Kingdom
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